Exhibit 99.1
KUHLMAN COMPANY, INC.

Investor Relations Contact:
James Palczynski or Chad Jacobs
Integrated Corporate Relations, Inc.
(203) 682-8200

Company Contact:
Jon Gangelhoff, Chief Financial Officer
Kuhlman Company, Inc.
(612) 338-5752
KUHLMAN CO. TO TRADE ON AMERICAN STOCK EXCHANGE
— To Begin Trading on Monday, March 27 —
- New Ticker Symbol to be “KUL” -
Minneapolis, Minnesota — March 22, 2006 — Kuhlman Company, Inc. (OTCBB: KHLM) (the “Company”), a provider of European-inspired, tailored clothing for men and women, today reported that its application for the listing of its common stock on the American Stock Exchange has been approved. The Company expects that the ticker symbol for its common stock will change to “KUL” once trading on the AMEX begins. The Company noted that its listing approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX, March 27, 2006, and may be rescinded if the Company is not in compliance with those standards.
     Scott Kuhlman, Chairman and Chief Creative Officer, commented, “We are very pleased to have been accepted as a new listing by the American Stock Exchange. In addition to the additional prestige that the American Stock Exchange provides to our company, we believe that our shareholders will benefit from increased liquidity. We are excited to continue to execute on our growth plans to become one of the country’s leading specialty retail chains.”
About Kuhlman Company, Inc.
     Kuhlman is a specialty retailer and wholesale provider of both men’s and women’s apparel, offered under the Kuhlman brand through company-owned retail stores and under private labels through other large retailers. Kuhlman opened its first retail store in July 2003 and now operates 48 retail stores in 19 states. Kuhlman has approximately 280 employees and its corporate office is located in Minneapolis, MN. Additional information regarding Kuhlman and its apparel, and store locations can be found at http://www.kuhlmancompany.com.

Forward-Looking Statements
     Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for our business. Although our management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties and our actual future results may be materially different from the plans, objectives and expectations expressed in these forward-looking statements. Specific factors that might cause actual results to differ from our current expectations include, but are not limited to:
•	our ability to anticipate and identify style trends

•	our ability to identify and secure favorable retail locations

•	our ability to establish successful vendor relationships and obtain quality products on a timely basis

•	our ability to hire and develop successful retail salespeople and managers

•	our ability to identify and develop additional wholesale relationships

•	our ability to compete successfully against other retailers and market our styles in a profitable manner, and

•	other factors expressed in our periodic filings with the United States Securities and Exchange Commission, specifically including those risk factors contained in the Company’s current report on Form 8-K filed on June 16, 2005.
     For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in our forward-looking statements included in release will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the Company’s objectives and plans will be achieved in any specified time frame, if at all. The Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.